July 23, 1999



Dear Shareholder:

         I am writing to inform you that a Special Meeting of shareholders of Amway Mutual Fund Trust will be held on August 30, 1999.

         Among the items which will be considered at the meeting are proposals:
(a) to approve new advisory and sub-advisory agreements; (b) to amend fundamental investment policies to provide greater flexibility in managing the Fund's portfolio; (c) to give the ability to the advisor and the Board of Trustees to add or delete sub-advisors without shareholder approval; and (d) to approve dollar value voting rights for the Fund's shareholders. We believe that the proposed changes will benefit the Fund's shareholders and will enable the Fund to compete more effectively with other mutual funds.

         THE FUND'S BOARD OF TRUSTEES HAS UNANIMOUSLY APPROVED THESE PROPOSALS AND RECOMMEND THAT YOU VOTE IN FAVOR OF ALL OF THESE PROPOSALS.

         The enclosed proxy statement contains detailed information on the proposals which will be considered at the special meeting. We urge you to read it carefully. If you do not plan to attend the annual meeting in person, we urge you to sign and return the enclosed proxy card.

         If the proposals are approved, it is the Fund's intent that they be implemented September 1, 1999. Also, the name of the Fund will be changed to Activa Mutual Fund.

         Thank you for taking the time to read this letter and the enclosed proxy statement. If you have any questions, please do not hesitate to call us at the telephone numbers listed in the proxy statement.

                                                              Sincerely,



                                                              James J. Rosloniec
                                                              President


                                   PRELIMINARY
                                AMWAY MUTUAL FUND
                             7575 Fulton Street East
                            Ada, Michigan 49355-7150
                            Telephone: (616) 787-6288
                            Telephone: (800) 346-2670
                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                                 AUGUST 30, 1999

         To the Shareholders of Amway Mutual Fund:

         A Special Meeting of Shareholders of Amway Mutual Fund will be held on Monday, August 30, 1999, at 11:00 A.M., in the Champlain Building, 2905 Lucerne, S.E., Grand Rapids,
Michigan.

         The following subjects will be considered and acted upon at the meeting:

          (1) Approval of a new Investment Advisory Contract between the Fund and Activa Asset Management LLC (the "New Adviser").

          (2) Approval of a new SubAdvisory Contract between the Investment Adviser and ARK Asset Management Co., Inc.

          (3)  Approval of new fundamental investment restrictions.

          (4) Approval of a proposal to permit the Investment Adviser, in the future, to select and contract with SubAdvisers for the Fund after obtaining the approval of the Board of Trustees of the Fund, but without obtaining shareholder approval.

          (5) Approval of an amendment to the Agreement and Declaration of Trust of Amway Mutual Fund Trust to provide for dollar-based voting rights.

          (6) Ratification of the selection of the Fund's independent accountants.

          (7)  Such other matters as may properly come before the meeting.

         Shareholders of record on the books of the Fund at the close of business on July 9, 1999, are entitled to vote at the meeting or any adjournment thereof. If you attend the meeting, you can vote your shares in person. Whether or not you plan to attend the meeting, please fill in, date, and sign the enclosed proxy, and return it in the enclosed, prestamped envelope. A complete list of Shareholders entitled to vote at the meeting, or any adjournment thereof, shall be open to examination of any stockholder for any purpose germane to the meeting, during ordinary business hours, for a period of ten days prior to the meeting at the office of the Fund, 2905 Lucerne, S.E., Grand Rapids, MI 49546.

         IT IS IMPORTANT THAT THE ENCLOSED PROXY BE SIGNED AND RETURNED PROMPTLY, REGARDLESS OF THE NUMBER OF SHARES YOU HOLD, SO AS TO INSURE A QUORUM FOR THE ABOVE MEETING. A QUORUM IS ESSENTIAL FOR THE MEETING TO BE HELD. PLEASE HELP YOUR FUND SAVE THE COST OF FURTHER SOLICITATION BY RETURNING YOUR PROXY PROMPTLY.

                                      By Order of the Board of Trustees
                                      Allan D. Engel
August 10, 1999                       Secretary

                                 PROXY STATEMENT
                 SPECIAL MEETING OF Shareholders-August 30, 1999

         This statement and the accompanying proxy are furnished in connection with the solicitation of proxies by the Board of Trustees of Amway Mutual Fund (the "Fund"), 7575 Fulton Street East, Ada, Michigan 49355-7150 for use at the Special Meeting of its Shareholders to be held on Monday, August 30, 1999, at 11:00 A.M., at the Champlain Building, 2905 Lucerne S.E., Grand Rapids, Michigan, and at any and all adjournments of such meeting.

         It is important that the enclosed proxy be properly filled in and signed by each stockholder, whether or not they will be present for the Special Meeting. Since not all Shareholders can be expected to attend the Special Meeting in person, it is necessary that enough shares be represented by the proxies of those not present to constitute a quorum for transacting stockholder business. At least 25% of the shares of the Fund must be present, in person or by proxy, in order to constitute a quorum. Shareholders should, therefore, execute and mail the enclosed proxy form, regardless of the number of shares which they may own. Shares can only be voted at the Special Meeting if the owner is present or is represented by his proxy.

         If the enclosed proxy form is properly executed and returned in time to be voted at the Shareholders' meeting, the shares represented by the proxy will be voted in accordance with the shareholder instructions marked thereon. Any shareholder giving a proxy may revoke it in writing at any time before it is voted at the meeting by written instruction to the Fund, when instruction is received before the proxy is voted at the meeting. Any proxies signed but without a vote indicated in the boxes will be voted as recommended by the Trustees. Any shareholder giving a proxy who thereafter does attend the meeting in person, may, if he wishes, vote in person at the meeting, thereby canceling any proxy vote previously given. Shares voted as an abstention will be voted as indicated, not in favor of any proposal, but will count in determining the quorum.

         As of July 9, 1999, there were 27,466,648 shares of beneficial interest of the Fund outstanding, all at the par value of $1.00 per share. Each share outstanding on the record date, July 9, 1999, will be entitled to one vote at the meeting, and at any and all adjournments thereof. The Notice, Proxy Statement, and Proxy will be mailed to all Shareholders on or about August 10, 1999.

         Amway Corporation, 7575 Fulton Street East, Ada, Michigan 49355-0001, indirectly as of July 9, 1999, owned 723,937 shares, or 2.64% of the outstanding shares of the Fund. Jay Van Andel owns all the outstanding securities of JVA Properties Corporation, the General Partner for JVA Enterprises Limited Partnership, 7575 Fulton Street East, Ada, Michigan 49355-0001, which owns, as of July 9, 1999, 6,341,531 shares or 23.1% of the outstanding shares of the Fund. Jay Van Andel, as President of the Jay and Betty Van Andel Foundation, owns 1,894,122 shares or 6.9% of the Fund. No other person is known by the Fund to own of record or beneficially 5% or more of the Fund's shares.

PROPOSALS 1 AND 2 - APPROVAL OF NEW INVESTMENT ADVISORY AND SUBADVISORY
AGREEMENTS

General.

         Amway Management Company, Inc. (the "Present Adviser"), serves as the Fund's present investment adviser. It has advised the Fund that it is discontinuing its investment advisory business. The Fund's Board of Trustees has approved a new investment advisory agreement with Activa Asset Management LLC (the "New Adviser").The new agreement is subject to approval by the Fund's shareholders. Information about the Present Adviser and New Adviser, and about the terms of the present and proposed investment advisory contracts, is set forth below.

The Present Adviser and the New Adviser.

         The Present Adviser is a Michigan corporation which has served as the Fund's investment adviser since the Fund was organized in 1970. The business offices of the Present Adviser are located at 7575 Fulton Street East, Ada, Michigan 49355. The Present Adviser is registered with the Securities and Exchange Commission as an investment adviser pursuant to the Investment Advisers Act of 1940 (the "Advisers Act").

         The New Adviser is a recently organized Michigan limited liability company. The business address of the New Adviser is 2905 Lucerne, SE, Grand Rapids, Michigan 49546. The New Adviser has filed an application for registration as an investment adviser under the Advisers Act. It is expected that the application will become effective on or about August 15, 1999.

         Jay Van Andel and Richard M. DeVos are controlling persons of the Present Adviser since they own, together with their spouses, substantially all of the outstanding securities of Amway Corporation, which indirectly owns all of the outstanding securities of the Present Adviser. Jay Van Andel and members of the family of Richard M. DeVos are also controlling persons of the New Adviser since they indirectly own all of the membership interests in the New Adviser. Amway Corporation will not have any ownership interest in the New Adviser.

         The principal officers and employees of the New Adviser are the same as the principal officers and employees of the Present Adviser. The name and principal occupation of the Officers and Directors of the Present Adviser, and their positions with the Present Adviser, the New Adviser, and the Fund, are set forth below. The address of each person listed is 2905 Lucerne, SE, Grand Rapids, Michigan 49546.

Name and principal            Position with Fund            Position with                   Position with New
occupation                                                  Present Adviser                 Adviser
Allan D. Engel                Trustee, Vice                 Director, President             Director, President
Sr. Manager,                  President, Secretary          and Secretary                   and Secretary
Investments and               and Assistant
Real Estate, Amway            Treasurer.

                                       -4-



Corporation

James J. Rosloniec            Trustee, President,           Director, Vice                  Director, Vice
Vice President-Audit          and Treasurer.                President and                   President and
and Control, Amway                                          Treasurer                       Treasurer
Corporation

The Present Investment Advisory Contract.

         The Advisory and Service Contract between the Fund and Amway Management Company (the "Present Investment Advisory Contract") was last submitted to a vote of Shareholders of the Fund for approval, and approved, on April 22, 1998. The Board of Trustees of the Fund, including a majority of the Trustees who are not interested parties of any party to the contract, at a meeting on February 8, 1999 approved continuation of the contract for another year.

         Under the Present Investment Advisory Contract, the Fund employs the Present Adviser to furnish investment advice and manage on a regular basis the investment portfolio of the Fund, subject to the direction of the Board of Trustees and to the provisions of the Fund's current prospectus. The investment adviser, with certain exceptions, also furnishes office facilities, equipment and personnel for servicing the investments of the Fund and administering its affairs. In addition, the investment adviser pays the salaries and fees of all officers and trustees of the Fund.

         Under the Present Investment Advisory Contract, the Fund pays the investment adviser a fee amounting on an annual basis to 0.50% of average daily net assets of the Fund on assets up to $200 million and 0.45% on assets in excess of $200 million. If the Fund's assets are less than $200 million, the rate would be 0.55% on the first $100 million, 0.50% on the next $50 million in assets, and 0.45% on the next $50 million in assets. During the year ended December 31, 1998, the Fund paid the Present Adviser $864,715 pursuant to the Present Investment Advisory Agreement. During the same period, the Present Adviser received fees of $262,231 for serving as the Fund's transfer and dividend distributing agent, and payments of $285,016 pursuant to the Fund's Rule 12b-1 distribution plan.

The Proposed Investment Advisory Contract.

         Under the proposed investment advisory contract with Activa Asset Management LLC (the "Proposed Investment Advisory Contract"), the Fund will employ the New Adviser as the Fund's new investment adviser. A copy of the Proposed Investment Advisory contract may be inspected at the offices of the Fund at the Champlain Building, 2905 Lucerne S.E., Grand Rapids, MI during business hours, up to the time of the Special Shareholders Meeting. The responsibilities of the New Adviser regarding investment management will be the same as the responsibilities of the Present Adviser under the Present Investment Advisory Agreement. The New Adviser, pursuant to a new administrative agreement (the "Administrative Agreement") between the New Adviser and the Fund, will also provide certain administrative services to the Fund which are presently being provided to the Fund pursuant to the Present Investment Advisory Agreement. In addition, the New Investment Adviser, pursuant to the Administrative Agreement, will pay the salaries and fees of all officers and trustees of the Fund.

         Under the Proposed Investment Advisory Contract, the Fund will pay the investment adviser a fee amounting on an annual basis to 0.60% of average daily net assets of the Fund on assets up to $200 million and 0.55% on assets in excess of $200 million. If the Fund's assets are less than $200 million, the rate would be 0.45% on the first $100 million, 0.40% on the next $50 million in assets, and 0.35% on the next $50 million in assets. Under the Administrative Agreement the Fund will pay the New Investment Adviser a fee at the annual rate of 0.15% of the Fund's average daily assets.

         The New Adviser will also serve as the Fund's transfer and dividend disbursing agent. The fees which will be received by the New Adviser for performing these services are the same as the fees presently received by the Present Adviser for performing these services. In addition, it is expected that the New Adviser will perform services in connection with the distribution of the Fund's shares, and will receive compensation pursuant to the Fund's Rule 12b-1 distribution plan. However, the Fund's Board of Trustees has determined that, effective September 1, 1999 and for the foreseeable future, the maximum amount which will be paid pursuant to the Fund's distribution plan is 0.15% of the Fund's average daily assets. The maximum amount which is permitted under the Fund's Rule 12b-1 distribution plan, and the amount which is presently authorized by the Board of Trustees for payment under that plan, is 0.25% of the Fund's average daily assets.

         The Administrative Agreement and Rule 12b-1 distribution plan apply only to Class A shares, which are offered to members of the general public. They do not apply to Class R shares which are offered only to tax-exempt retirement and benefit plans of Amway Corporation and its affiliates.

Present SubAdvisory Agreement.

         ARK Asset Management Co., Inc. ("ARK" or the "SubAdviser") serves as the Fund's subadviser pursuant to an agreement (the "SubAdvisory Agreement") between the Present Adviser and the SubAdviser. The SubAdvisory Agreement was last submitted to a vote of Shareholders of the Fund for approval, and approved, on April 22, 1998. The Board of Trustees of the Fund, including a majority of the Trustees who are not interested parties of any party to the contract, at a meeting on February 8, 1999 approved continuation of the contract for another year.

         Under the SubAdvisory Agreement, the Present Investment Adviser employs the SubAdviser to furnish investment advice and manage on a regular basis the investment portfolio of the Fund, subject to the direction of the Present Adviser and the Board of Trustees of the Fund, and the provisions of the Fund's current prospectus. Except when otherwise directed by the Fund or the Present Adviser, the Sub-Adviser will make investment decisions on behalf of the Fund and place all orders for the purchase and sale of portfolio securities for the Fund's account.

         For services rendered, the Present Adviser, not the Fund, pays the SubAdviser a fee amounting on an annual basis to 0.40% of average daily net assets of the Fund on assets up to $200 million and 0.35% on assets in excess of $200 million. If the Fund's assets are less than $200 million, the rate would be 0.45% on the first $100 million, 0.40% on the next $50 million in assets, and 0.35% on the next $50 million in assets. For the year ended December 31, 1998, the Present Adviser paid the SubAdviser $702,560 pursuant to the SubAdvisory Agreement.

Proposed SubAdvisory Agreement.

         ARK would continue to serve as the Fund's subadviser pursuant to the new subadvisory agreement ("Proposed SubAdvisory Agreement") between the SubAdviser and the New Adviser. A copy of the Proposed Sub-Advisory Agreement may be inspected at the offices of the Fund at the Champlain Building, 2905 Lucerne S.E., Grand Rapids, MI during business hours, up to the time of the Special Shareholders Meeting. The terms of the Proposed SubAdvisory Agreement are substantially the same as the terms of the present SubAdvisory Agreement. There would be no change in the services provided by the SubAdviser or in the compensation for such services.

         The Proposed Investment Advisory Agreement and Proposed Sub-Advisory Agreement continue in effect indefinitely from year to year so long as their continuance after the initial two-year period is specifically approved at least annually by vote of the Board of Trustees, or by vote of a majority of the outstanding shares of the Fund. In addition, and in either event, the Proposed Investment Advisory Agreement and Proposed Sub-Advisory Agreement and their terms must be approved at least annually by a vote of a majority of the Trustees of the Fund who are not parties to the Proposed Investment Advisory Agreement and Proposed Sub-Advisory Agreement, or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval. The Proposed Investment Advisory Agreement and Proposed Sub-advisory Agreement provide that they will terminate automatically in the event of their assignment. In addition, the Proposed Investment Advisory Agreement and Proposed Sub-Advisory Agreement are terminable at any time, without penalty, by the Board of Trustees, or by the affirmative vote of a majority of the Fund's outstanding shares, on 60 days' written notice to the Investment Adviser or Sub-Adviser or by the Investment Adviser or Sub-Adviser on 60 days' written notice to the Fund.

Vote Required.

         Approval of the Proposed Investment Advisory Contract, and the Proposed Sub-Advisory Agreement, requires the affirmative vote of a majority of the Fund's outstanding voting securities. The vote of a majority of the outstanding voting securities of a company is defined in the Investment Company Act of 1940 to mean "...the vote, at the annual or a special meeting of the security holders of such company duly called, (a) of 67 per centum or more of the voting securities present at such meeting, if the holders of more than 50 per centum of the outstanding voting securities of such company are present or represented by proxy; or (b) of more than 50 per centum of the outstanding voting securities of such company, whichever is less."

Board of Trustees Recommendation.

         The Board of Trustees has approved, and recommends that the Fund's Shareholders approve, the Proposed Investment Advisory Contract with Activa Asset Management LLC and the Proposed Sub-Advisory Agreement with ARK. In considering the sub-advisory agreement, and the advisory agreement, the Board of Trustees took into account (i) sales and redemption data for the Fund, (ii) the Fund's average net assets, (iii) the economic outlook and the general investment outlook in the markets in which the Fund invest, (iv) the investment outlook of the Fund's New Adviser and Sub-Adviser, and (v) notable changes in the Fund's investments. The Board also considered information regarding the Fund's investment performance, management fees, and expense ratios, as well as similar information for other mutual funds. The Board of Trustees also considered the possibility of other benefits which might accrue to the New Adviser, the Sub-Adviser and their affiliated companies, by virtue of their relationship with the Fund.

         In considering the Proposed Investment Advisory Contract, the Board of Trustees also took into account (i) the New Adviser's financial conditional,
(ii) arrangements with respect to the distribution of the Fund's shares, (iii) relationships with the Fund's transfer agent and dividend distribution agent,
(iv) resources devoted to and the record of compliance with the Fund's Investment policies and restrictions, (v) the quality and scope of the services provided to the Fund's Shareholders, and (vi) the nature and extent of the New Adviser's supervision of other service providers, including the Fund's sub-advisers. The New Adviser discussed with the Board of Trustees its plans to hire additional employees to provide expanded services to the Fund's shareholders.

         In evaluating the Proposed Sub-Advisory Agreement, the Board of Trustees considered extensive additional information regarding ARK, including
(i) its financial condition, (ii) the size, education and experience of its staff, and (iii) the performance record of other accounts managed by the Sub-Advisor.

         In considering the foregoing factors the Board of Trustees did not identify any single factor as all-important or controlling, and the foregoing summary does not detail all of the matters considered. On the basis of its consideration of the factors which it deemed to be material, the Board of Trustees concluded that the terms and conditions of the Proposed Investment Advisory Contract and the Proposed Sub-Advisory Agreement, including the compensation payable thereunder, were fair and reasonable. The Board of Trustees also concluded that the present Adviser and ARK have provided satisfactory services to the Fund, and that the New Adviser and ARK could be expected to continue to provide satisfactory services in the future. Accordingly, the Board of Trustees recommends that the Fund's Shareholders vote FOR approval of the Proposed Investment Advisory Agreement and FOR approval of the Proposed Sub-Advisory Agreement.

The Sub-Adviser.

         ARK, a wholly-owned subsidiary of ARK Asset Holdings, Inc. ("ARK Holdings"), is located at 125 Broad Street, New York, NY 10004. ARK serves as investment manager primarily for institutional accounts which total approximately $25 billion.

         ARK serves as sub-adviser to the Large Cap Value Portfolio of The Diversified Investors Funds Group, a registered investment company which as of December 31, 1998 had assets managed by ARK of approximately $390 million. ARK is compensated for such services on the same basis as the proposed Sub-Advisory Agreement with respect to the Fund.

         Employees of ARK own 100% of the outstanding voting stock of ARK Holdings. The following persons own of record or beneficially ten percent or more of the outstanding voting securities of ARK Holdings: Henry R. Breck, Coleman M. Brandt, and C. Charles Hetzel.

         The principal executive officers and the directors of ARK are as follows:
Henry R. Breck                 S. Jay Mermelstein               Joseph P. Scanlon, Jr.
Chairman, Chief Executive      Chief Operating Officer,         Managing Director, and
Officer, and Director,         Treasurer, and Director, ARK     Director of Sales & Marketing, ARK
ARK

Coleman M. Brandt              Ronald C. Wiener                 Robert W. Norton
Vice-Chairman and              Vice-Chairman, and               Managing Director, and
Director, ARK                  Director, ARK                    Director of Sales & Marketing, ARK

C. Charles Hetzel              William H. David                 Tad Vjazdowski
Vice-Chairman and              Managing Director, and           Managing Director and
Director, ARK                  Director, ARK                    Director, ARK

Helene H. Bishop               Jeb E. Bailey                    Robert Simmons
Managing Director, and         Managing Director, and           Managing Director
Director, ARK                  Director, ARK                    and Director, ARK

Ellen P. Stern
Managing Director, and
Director, ARK

IMPACT OF THE PROPOSED INVESTMENT ADVISORY CONTRACT ON THE COST STRUCTURE OF THE FUND.

         The tables below show the expense ratios for the Fund for the twelve months ended December 31, 1998, and the estimated pro forma expense ratios if the Proposed Investment Advisory Contract, new Administrative Agreement, and reduction in Rule 12b distribution fees had been in effect from January 1, 1998 through December 31, 1998.

                                           Year Ended            Pro-Forma (Assuming
                                           December 31,         changes were effective
                                               1998*            as of January 1, 1998)
SHAREHOLDER TRANSACTION
EXPENSE (AS A PERCENTAGE
     OF OFFERING PRICE)
Maximum Sales Load of Purchases                None                   None

                                      -9-



ANNUAL FUND OPERATING
EXPENSES (AS A PERCENTAGE
OF AVERAGE NET ASSETS)

Class A

         Advisory Fee                          0.54%                  0.64%
         12b-1 Fee                             0.25%                  0.15%
         Other Expenses                        0.28%                  0.43%
         Total Operating Expenses              1.07%                  1.22%
Class R

         Advisory Fee                          0.54%                  0.64%
         12b-1 Fee                             None                   None
         Other Expenses                        0.46%                  0.46%
         Total Operating Expenses              1.00%                  1.10%

*Total Operating Expenses for Class A have been adjusted to reflect on an annualized basis the Class A Rule 12b-1 distribution plan, which became effective on April 22, 1998. Total Operating Expenses for Class R are based upon the total expenses for Class A, but have been adjusted to reflect the Class R
Transfer Agent and Shareholder Servicing Agreement, and the fact that the Rule 12b-1 distribution plan does not apply to Class R.

EXAMPLE*

     Assuming $10,000 investment and an annual return of 5%, no change in the level of expenses set forth above, and reinvestment of all distributions, you would pay the following expenses on a current and pro forma basis if you closed your account after the number of years indicated.

                             One Year     Three Years    Five Years    Ten Years
Class A
         Current               109          340             590         1,306
         Pro Forma             124          387             670         1,477

Class R
         Current               102          318             552         1,225
         Pro Forma             127          397             686         1,511

*The foregoing example is for illustrative purposes only. Actual performance and expenses may be greater or lesser than those shown.

         During the year ended December 31, 1998, the Fund paid the Present Advisor $864,715 for investment management and administrative services. If the Proposed Investment Advisory Contract and the new administrative agreement had been in effect during this period, the Fund would have paid $1,265,046 for these services. During the period from April 22, 1998 to December 31, 1998 the Fund paid the Present Advisor $285,016 ($411,187 on an annualized basis) pursuant to the Fund's Class A Rule 12b-1 distribution plan. If the reduction in the Fund's maximum Rule 12b-1 payments had been in effect during this period, the Fund would have paid $171,010 ($246,714 on an annualized basis) for these services.


PROPOSAL 3 - APPROVAL OF CHANGES IN FUNDAMENTAL INVESTMENT RESTRICTIONS

General.

         The Fund is presently the only series of Amway Mutual Fund Trust whose shares are offered to the public. However, the Board of Trustees has recently authorized four additional series: a money market fund, an intermediate bond fund, a growth fund, and an international fund. It is expected that shares of these funds will be offered to the public on or about September 1, 1999.

         The Board of Trustees has established fundamental investment restrictions (the "New Restrictions") for the new funds. The same restrictions have been established for each fund. The Board of Trustees recommends that shareholders approve revisions to the Fund's present fundamental investment restrictions ("Present Restrictions") so that they will be consistent with those of the new funds.
         Like all mutual funds, when the Fund was established the Trustees adopted certain investment Restrictions that would govern the efforts of the Fund to achieve its investment objectives. Some of these Restrictions were designated as "fundamental" and, as such, may not be changed unless the change has first been approved by the Trustees and then by the Fund's shareholders. Many of the Fund's original investment restrictions were required to be classified as fundamental under the securities laws of various states. However, since October 1996, all state securities laws and regulations regarding fundamental investment restrictions have been preempted by federal law and no longer apply. Other of the Fund's Restrictions were established to reflect certain regulatory, business or industry conditions as they existed at the time the Fund was established. Many such conditions no longer exist. Accordingly, the Trustees recommend that the Present Restrictions be revised so that they are consistent with the New Restrictions.

         The Trustees believe that revising the Present Restrictions will enhance the Advisor's ability to respond to changing regulatory and investment conventions, practices and requirements. By reducing to a minimum those policies that can be changed only by shareholder vote, the Fund will more often be able to avoid the costs and delays associated with a shareholder meeting when making changes to its investment policies that, at a future time, the Fund's Board of Trustees considers desirable. Although the proposed changes in the Present Restrictions will allow the Fund greater flexibility to respond to future investment opportunities, the Fund does not anticipate that the changes will result at this time in any material changes in the operations of the Fund.

         Set forth below, as sub-sections of this Proposal, are descriptions of each of the proposed changes. You are given the option to approve all, some, or none of the proposed changes on the proxy card enclosed with this proxy statement.

         If the proposed changes are approved, the Fund's prospectus and statement of additional information ("SAI") will be revised to reflect these changes. Shareholders will be notified by the Fund of any future investment policy changes either in the Fund's prospectus or SAI, which are updated at least annually, or in other Fund correspondence.

         If approved by shareholders, the New Restrictions will remain fundamental and, as such, cannot be changed without a further shareholder vote. If a proposed New Restriction is not approved by shareholders, the current restriction will remain in place as a fundamental restriction, and shareholder approval (and its attendant costs and delays) will continue to be required prior to any change in that restriction.

Fundamental Investment Restrictions Which Will Not Be Amended.

         The Fund will retain the following fundamental investment restrictions in their present form:

Concentration of Investments.

         The Fund may not purchase any security which would cause the Fund to concentrate its investments in the securities of issuers primarily engaged in any particular industry, except as permitted by the SEC.

Issuance of Senior Securities.

         The Fund may not issue senior securities, except as permitted under the Investment Company Act of 1940 or any rule, order or interpretation thereunder.

Underwriting of Securities.

         The Fund may not underwrite securities of other issuers, except to the extent that the Fund, in disposing of portfolio securities, may be deemed an underwriter within the meaning of the 1933 Act.

Fundamental Investment Restrictions Which The Fund Proposes To Amend.

Proposal 3A:  Diversification of Investments.

         Present Restriction: "The Fund may not invest more than 5% of its total assets in the securities of any one issuer other than the United States Government or purchase more than 10% of any class of securities, including voting securities, of any one issuer."

         Proposed Restriction: "The Fund may not make any investment inconsistent with the Fund's classification as a diversified investment company under the Investment Company Act of 1940."

         The Fund has elected to be a "diversified" open-end management investment company under the 1940 Act, which requires that the 5% of assets and 10% of outstanding voting securities tests described above apply to 75% of the total assets of the Fund. The Fund's current policy is more restrictive than required by the 1940 Act, since the Fund applies the foregoing tests to 100% of its assets. The primary purpose of the proposed change is to allow the Fund to invest in accordance with the less restrictive limits contained in the 1940 Act. The proposed change would allow the Fund to purchase larger amounts of issuers' securities when its investment adviser deems such a purchase be in the best interests of the Fund.

Proposal 3B: Borrowing.

         Present Restriction: "The Fund may not borrow money, except that as a temporary measure and not for investment purposes, it may borrow from banks up to 5% of the value of its assets taken at cost, which may be secured by up to 10% of such assets taken at cost. The Fund may not mortgage, pledge, hypothecate, or in any manner transfer as security for indebtedness any securities owned or held by the Fund, except in connection with such borrowings."

         Proposed Restriction: "The Fund may not borrow money, except to the extent permitted by applicable law."

         In general, under the 1940 Act, a Fund may not borrow money, except that a Fund may borrow from banks and enter into reverse repurchase agreements in amounts up to 33 1/3% of its total assets (including the amount borrowed) less liabilities (other than borrowings). The Fund's current Restriction restricts borrowing to a lower percentage of total assets than the 33 1/3% permitted under the 1940 Act. The proposed Restriction is more liberal and will enable the Fund to adapt more easily to future changes in industry regulation and practice, without the necessity of obtaining further authorization from the Fund's shareholders.

Proposal 3C: Investment in Real Estate.

         Present Restriction: "The Fund may not purchase interests in real estate as an investment, other than readily marketable securities of companies which have interests in real estate."

         Proposed Restriction: "The Fund may not purchase or sell real estate, except that, to the extent permitted by applicable law, the Fund may (a) invest in securities or other instruments directly or indirectly secured by real estate, and (b) invest in securities or other instruments issued by issuers that invest in real estate."

         Adoption of this proposal would allow the Fund to invest in securities or other instruments which are directly or indirectly secured by real estate. The Fund does not presently invest in such securities and does not intend to do so. However, other series of the Trust, such as the Intermediate Bond Fund may wish to invest in such securities. The primary purpose for adopting the proposed restriction is to standardize the Fund's restrictions with those of the other series of the Trust.

Proposal 3D:  Commodities.

         Present Restriction: "The Fund may not engage in the purchase and sale of commodities or commodity contracts."

         Proposed Restriction: "The Fund may not purchase or sell commodities or commodity contracts unless acquired as a result of ownership of securities or other instruments issued by persons that purchase or sell commodities or commodities contracts; but this shall not prevent the Fund from purchasing, selling and entering into financial futures contracts (including futures contracts on indices of securities, interest rates and currencies), options on financial futures contracts (including futures contracts on indices of securities, interest rates and currencies), warrants, swaps, forward contracts, foreign currency spot and forward contracts or other derivative instruments that are not related to physical commodities."

         The proposed Restriction is intended to expand the ability of the Fund to engage in futures and options transactions for hedging and risk management purposes.

        The use of derivatives involves market and other risks. Entering into a derivative contract involves a risk that the applicable market will move against the Fund's position and that the Fund will incur a loss. For derivative contracts other than purchased options, this loss may substantially exceed the amount of any initial payment made or received by the Fund. Derivatives may sometimes increase or leverage the Fund's exposure to a particular market risk. In addition to market risks, leverage may enhance the price volatility of the Fund's net asset value. If the Fund enters into futures contracts or swap agreements, writes options, engages in certain foreign currency exchange transactions, or enters into certain other types of transactions that could be viewed as leveraging, it is required by applicable policies of the SEC staff to maintain a segregated account consisting of cash or liquid assets or to otherwise maintain "cover" which may partially offset the leverage inherent in these transactions. Over-the-counter derivatives, including swap agreements, also involve a risk that the counterparty will fail to perform its contractual obligations. Some derivatives may have a limited or no trading market. Illiquid derivatives may be difficult to value due to the unavailability of reliable broker quotes for these contracts.


Proposal 3E:  Lending.

         Present Restriction: "The Fund may not make loans to others, although it may purchase a portion of an issue of publicly distributed bonds, debentures, or other debt securities."

         Proposed Restriction: "The Fund may make loans to other persons, in accordance with the Fund's investment objectives and policies and to the extent permitted by applicable law."

         The proposed restriction concerning lending would enable the Fund to make direct loans and lend portfolio securities in accordance with the Funds' investment objectives and policies. The Fund does not intend to make direct loans. The primary purpose of the proposed Restriction is to advance the goal of standardization among the various series of the Trust.

         Proposal 3F: To Reclassify as Nonfundamental Certain of the Fund's Present Fundamental Restrictions.

         As noted above, the Board of Trustees is proposing that the certain fundamental investment restrictions be retained in their present form, and is proposing that other fundamental investment restrictions, discussed in Proposals 3A through 3E above, be retained as fundamental investment restrictions in amended form. These are the only investment restrictions which are required by the 1940 Act to be classified as fundamental. The Board of Trustees is proposing that the Fund's remaining fundamental investment restrictions, discussed below, be reclassified as nonfundamental investment restrictions. If the Fund's shareholders approve this proposal, these investment restrictions could be changed or eliminated by the Fund's Trustees at any time without further approval of the Fund's shareholders.

        None of the proposed changes will alter the Fund's investment objective or result in any material changes in the Fund's present operations. The Trustees believe that approval of the reclassification of these restrictions will enhance the ability of the Fund to achieve its investment objectives because the Fund will have greater investment management flexibility to respond to changing market, industry or regulatory conditions without the uncertainty, delay and expense associated with the solicitation of shareholder approval.

         Investment in Companies for the Purpose of Exercising Control or Management. Present Restriction: "The Fund may not invest in companies for the purpose of exercising control or management." The Board of Trustees recommends that this restriction be reclassified as nonfundamental.

         Margin Transactions and Short Sales. Present Restriction: "The Fund may not engage in margin transactions or short sales." The Board of Trustees recommends that this restriction be reclassified as nonfundamental.

         Puts and Calls. Present Restriction: "The Fund may not write, purchase, or sell puts, calls, or combinations thereof." The Board of Trustees recommends that this restriction be reclassified as nonfundamental.

         Joint Trading Accounts. Present Restriction: "The Fund may not participate in a joint trading account." The Board of Trustees recommends that this restriction be reclassified as nonfundamental.

         Investment in Other Investment Companies. Present Restriction: "The Fund may not invest in securities of other investment companies, except in connection with a merger with another investment company." The Board of Trustees recommends that this restriction be reclassified as nonfundamental.

         Investments in Unseasoned Companies. Present Restriction: "The Fund may not invest more than 5% of its total assets in securities of companies having a record of less than three years' continuous operation." The Board of Trustees recommends that this restriction be reclassified as nonfundamental.

         Investments in Companies in which Officers or Directors of the Fund or its Investment Adviser Have an Interest. Present Restriction: "The Fund may not retain in the Fund's portfolio securities of an issuer any of whose officers, directors or security holders is an officer or director of the Fund or of the Fund's investment adviser, if after the purchase of such securities one or more such officers or directors of the Fund or of the Fund's investment adviser owns beneficially more than 1/2% of the outstanding securities of such issuer and such officers and directors owning beneficially more than 1/2% of such outstanding securities together own beneficially more than 5% of such outstanding securities." The Board of Trustees recommends that this restriction be reclassified as nonfundamental.

         Investments in Foreign Issuers. Present Restriction: "The Fund may not invest more than 5% of its total assets in securities of a foreign issuer, the purchase of whose securities is subject to the Federal Interest Equalization Tax." The Board of Trustees recommends that this restriction be reclassified as nonfundamental.

         Investments in Mineral Explorations. Present Restriction: "The Fund may not invest in interests in oil, gas, or other mineral explorations or development programs, other than readily marketable securities of corporations which may have interests in such exploration or development programs." The Board of Trustees recommends that this restriction be reclassified as nonfundamental.

Required Vote.

         Each of the proposals regarding changes in the Fund's fundamental investment restrictions requires the affirmative vote of the holders of "a majority of the outstanding voting securities" of a Fund. Under the 1940 Act, the affirmative vote of "a majority of the outstanding voting securities" of a Fund is defined as the lesser of (a) 67% or more of the voting securities of the Fund present or represented by proxy at the Meeting, if the holders of more than 50% of the outstanding voting securities of the Fund are present or represented by proxy, or (b) more than 50% of the outstanding voting securities of the Fund.

         The Trustees recommend that shareholders vote to approve Proposal 3.

PROPOSAL 4-APPROVAL OF PROPOSAL TO PERMIT THE BOARD OF TRUSTEES AND THE INVESTMENT ADVISER TO SELECT SUBADVISERS AND TO AMEND SUBADVISORY AGREEMENTS WITHOUT OBTAINING FURTHER SHAREHOLDER APPROVAL

Summary.

         At a meeting held on February 23, 1999, the Board of Trustees, including the Independent Trustees, unanimously approved and recommended that Shareholders of the Fund approve a policy to permit the Fund to enter into investment advisory agreements and to amend existing subadvisory agreements without further Shareholder approval (the "SubAdviser Approval Policy"). The implementation of the SubAdviser Approval Policy is subject to the receipt of an exemptive order from the Securities and Exchange Commission (the "SEC") and approval by Shareholders.

The Section 15 Exemptive Order.

         The Trust, the Present Adviser, and the Proposed Adviser have filed an exemptive application with the SEC requesting an order of the SEC (the "Exemptive Order") for relief from the provisions of Section 15(a) of the Investment Company Act and Rule 18f-2 under the Investment Company Act. The provisions of the Investment Company Act require that shareholders of a mutual fund approve an investment advisory agreement with the investment adviser and material amendments to an existing investment advisory agreement. If the Exemptive Order is granted by the SEC, and Shareholders approve this proposal, the Fund will be authorized, subject to approval by the Board, to evaluate, select and retain new subadvisers or modify the Fund's existing subadvisory agreement without obtaining further approval of the Fund's Shareholders whenever the investment adviser and the Board believe such actions will benefit the Fund and its Shareholders. There can be no assurance that the SEC will grant the relief requested in the exemptive application.

The Investment Adviser.

         The Present Adviser has served as the investment adviser for the Fund since its inception in 1970. Since 1984, the Present Adviser has selected subadvisers and recommended that the Board approve those investment advisers to make the day-to-day investment decisions for the Fund. Since that time, the Present Manager has represented itself as an investment manager whose strength, experience and expertise lies, in large part, in its ability to evaluate, select and supervise those subadvisers who can add value to a Shareholder's investments in the Fund. The New Adviser will have equal capabilities in these area inasmuch as the principal officers and employees of the New Adviser will be the same persons who presently perform those functions on behalf of the Present Adviser.

Proposed SubAdviser Approval Policy.

         Under the Fund's present policy, and applicable law, the Fund's investment advisory and subadvisory arrangements are subject to approval by the Board, including the Independent Trustees. In the absence of exemptive relief from the SEC, each investment advisory agreement or subadvisory agreement is also subject to the approval of the Fund's Shareholders. See Proposals 1 and 2 above.

         Under the proposed Subadviser Approval Policy, the Board of Trustees of the Trust, including the Independent Trustees, will continue to evaluate and approve all new investment advisory agreements between the Investment Adviser and the subadvisers as well as all changes to existing subadvisory agreements. However, such agreements would not be subject to approval of the Fund's Shareholders.

         If the requested relief is granted by the SEC, the Trust and the Investment Adviser will be subject to several conditions imposed by the SEC to ensure that the interests of the Fund's Shareholders are adequately protected whenever the Investment Adviser and the Fund act under the SubAdviser Approval Policy. It is expected that the conditions to be imposed by the SEC will include, but not necessarily be limited to, the following:

         1. The Investment Adviser will provide management and administrative services to the Fund and, subject to the review and approval of the Board will:
(i) set the overall investment strategies of the Fund; (ii) evaluate and recommend Subadvisers; (iii) allocate, and when appropriate, reallocate, the assets of the Fund among Subadvisers in those cases where the Fund has more than one Subadviser; and (iv) monitor and evaluate the investment performance of the Subadvisers, including their compliance with the investment objectives, policies, and restrictions of the Fund.

         2. Before the Fund may rely on the Exemptive Order, the SubAdviser Approval Policy will be approved by a majority of the Fund's outstanding voting securities.

         3. Within 90 days of the hiring of any Subadvisor, the Investment Adviser will furnish shareholders of the Fund with all information about such Subadviser that would be included in a proxy statement, including any change in such disclosure caused by the addition of the new Subadviser. The Investment Adviser will meet this condition by providing shareholders with an information statement meeting the requirements of Regulation 14C and Schedule 14C under the 1934 Act. The information statement also will meet the requirements of Item 22 of Schedule 14A under the 1934 Act.

         4. The Trust will disclose in its prospectus the existence, substance, and effect of the Exemptive Order. In addition, the Fund will hold itself out to the public as employing a "manager of managers" approach. The prospectus will prominently disclose that the Investment Adviser, subject to Board oversight, has the ultimate responsibility for the investment performance of the Fund due to its responsibility to oversee Subadvisers and recommend their hiring, termination, and replacement.

         5. No director, trustee, or officer of the Trust or the Fund, or director or officer of the Investment Adviser, will own directly or indirectly (other than through a pooled investment vehicle that is not controlled by any such director, trustee, or officer) any interest in a Subadviser except for: (a) ownership of interests in the Investment Adviser or any entity that controls, is controlled by, or under common control with the Investment Adviser, or (b) ownership of less than 1% of the outstanding securities of any class of equity or debt securities of any publicly traded company that is either a Subadviser or controls, is controlled by, or is under common control with a Subadviser.

         6. Neither the Trust nor the Investment Adviser will enter into Subadvisory Agreements on behalf of the Fund with any Affiliated Subadviser without such agreement, including the compensation to be paid thereunder, being approved by the shareholders of the Fund.

         7. At all times, a majority of the Board will be Independent Trustees, and the nomination of new or additional Independent Trustees will be placed within the discretion of the then-existing Independent Trustees.

         8. When a change of Subadviser is proposed which would result in the Fund having an Affiliated Subadviser, the Board, including a majority of the Independent Trustees, will make a separate finding, reflected in the minutes of meetings of the Board that any such change of Subadvisers is in the best interest of the Fund and its shareholders and does not involve a conflict of interest from which the Investment Adviser or Affiliated Subadviser derives an inappropriate advantage.

         There is no assurance that the Exemptive Order will be granted. In addition, the Exemptive Order could be granted subject to different conditions than those set forth above. The Board of Trustees will decide what action to take if the above listed conditions are materially changed by the SEC.

         If the Exemptive Order is granted, the relief could apply to at least the following situations: (i) the subadviser is removed for substandard performance; (ii) the individual employee responsible for the Fund's portfolio management moves from employment with one investment adviser to another; (iii) there is a change of control of the subadviser; (iv) the Fund decides to diversify its portfolio's management by adding another subadviser; (v)the Fund decides to change its investment style; and (vi) the Fund and the Investment Adviser negotiate more favorable financial terms with a new subadviser.

Reasons for Requesting Section 15 Exemptive Relief.

         The Trustees believe that providing the Fund and the Investment Adviser with maximum flexibility to perform those duties that shareholders expect them to perform, i.e. selecting, supervising and evaluating subadvisers without incurring the unnecessary delay or expense of obtaining further shareholder approval is in the best interests of the Fund's shareholders because it will allow the Fund to operate more efficiently. Currently, in order for the Fund and the Investment Adviser to appoint a subadviser or materially modify a subadvisory agreement, the Fund must call and hold a Shareholder meeting, create and distribute proxy materials, and solicit votes from the Fund's Shareholders. This process is time-intensive, costly and slow and the cost is borne entirely by the Fund. Without the delay inherent in holding Shareholder meetings, the Fund would be able to act more quickly and with less expense to appoint a new subadviser when the Trustees and the Investment Adviser feel that the appointment would benefit the Fund.

         Also, the Trustees believe that it is appropriate to vest the selection, supervision and evaluation of the investment advisers in the Investment Adviser and the Board of Trustees in light of the management structure of the Trust, as well as the Investment Adviser's experience and expertise in selecting subadvisers and the Shareholder's expectation that the Investment Adviser will utilize that expertise to select competent subadvisers. The Investment Adviser has demonstrated that it has the requisite expertise to evaluate, select and supervise subadvisers. For the past fifteen years, the Investment Adviser has continually evaluated and refined its subadviser selection process. The Trustees believe that investors choose to invest in the Fund because of the Adviser's experience and expertise in evaluating and choosing subadvisers who can add value to a Shareholder's investment in the Fund.

         Finally, the Trustees will provide sufficient oversight of the subadviser selection process to ensure that Shareholders' interests are protected whenever the Investment Adviser selects a subadviser or modifies a subadvisory agreement. The Board, including a majority of the Independent Trustees, will continue to evaluate and approve all new subadvisory agreements as well as any modification to existing subadvisory agreements. In their review, the Trustees will analyze all factors that they consider to be relevant to the determination, including the nature, quality and scope of services provided by the subadvisers. The Trustees will compare the investment performance of the assets managed by the subadvisers with other accounts with similar investment objectives managed by other investment advisers and will review the subadvisers' compliance with federal securities laws and regulations. The Trustees believe that their comprehensive review will ensure that the Investment Adviser continues to act in the best interests of the Fund and its Shareholders. Each subadvisory agreement will continue to be subject to all provisions of the Investment Company Act, except for the specific provisions of the Investment Company Act for which relief is granted by the SEC.

Required Vote.

         The affirmative vote of a majority of the shares voted at the Special Meeting, in person or by proxy, is required to approve the SubAdviser's Approval Policy.

         The Trustees, including the independent Trustees, unanimously recommend that the Shareholders vote in favor of proposal 4.

PROPOSAL 5-APPROVAL OF AMENDMENT TO AGREEMENT AND DECLARATION OF TRUST TO PROVIDE FOR DOLLAR-BASED VOTING RIGHTS FOR SHAREHOLDERS

General.

         The Board of Trustees has approved, and recommends that shareholders of the Fund approve, an amendment to Article V, Section 1 of the Trust's Agreement and Declaration of Trust . The amendment would provide voting rights based on a shareholder's total dollar interest in the Fund (dollar-based voting), rather than on the number of shares owned, for all shareholder votes for the Fund. As a result, voting power would be allocated in proportion to the value of each shareholder's investment.

         Currently, under these Trust's Agreement and Declaration of Trust, each share is entitled to one vote, regardless of the relative value of the shares of each series of the Trust. The original intent of the one-share, one-vote provision was to provide equitable voting rights to all shareholders. However, in the case where a Trust has several funds, such voting rights may not be equitable due to differences in the net asset value per share among the different funds.

         The Board of Trustees has recently authorized four new series of the Trust. One of the new series is a money market fund which will have an initial offering price of $1.00 per share. The other funds are fixed income or stock funds which will have an initial offering price of $10.00 per share. Under the present one-share one-vote system, a person who invested $10,000 in the money market fund would have 10,000 votes, whereas a person who invested $10,000 in one of the other funds would have 1,000 votes. The Board of Trustees believes that this would give investors in the money market fund disproportionate voting power in those instances, such as the election of trustees, in which all series of the Trust vote together. The Board believes it is more equitable for shareholders to have voting power which is proportionate to their economic interest.

Proposed Amendment

         The second sentence of Article V, Section 1 presently reads as follows:

                  "Shareholders shall be entitled to one vote for each Share held, and a fractional vote for each fraction of a Share held, as to any matter on which the Share is entitled to vote."

         If the proposed amendment is approved by the Fund's shareholders,
Article V, Section 1 will be revised to read as follows:

                  "Shareholders shall be entitled to one vote for each dollar, and a fractional vote for each fraction of a dollar, of set asset value per Share for each Share held, as to any matter on which the Share is entitled to vote."

Required Vote.

         The affirmative vote of a majority of the shares voted at the Special Meeting, in person or by proxy, is required to approve the amendment to the Trust's Agreement and Declaration of Trust to provide dollar-based voting rights for each shareholder of the Trust.

The Trustees recommend that Shareholders vote to approve proposal 5.


PROPOSAL 6 - RATIFICATION OF SELECTION OF AUDITORS

         The Board of Trustees, including a majority of the non-interested directors, has selected BDO Seidman, LLP, Grand Rapids, Michigan, certified public accountants, as independent public accountants for the Fund for 1999. This selection is being submitted to the Shareholders for ratification at the Special Meeting. The selection of independent auditors requires the affirmative vote of a majority of the shares of the Fund voting on this matter. BDO Seidman, LLP have been auditors for the Fund since its inception, but have not previously had and do not now have any interest in or relationship with the Fund, except in this capacity as independent certified public accountants. The disinterested directors of the Fund serve as the audit committee. A representative of BDO Seidman, LLP is not expected to be present at the Special Shareholders Meeting.

SHAREHOLDERS PROPOSALS.

         The Fund, as a Delaware business trust, is not required to hold annual meetings of shareholders and does not intend to hold such meetings. Instead, meetings will be held only when and if required. Shareholders desiring to present a proposal for consideration at the next meeting of shareholders should submit the proposal in writing, so that it is received within a reasonable time before any meeting. Proposals should be forwarded to Amway Mutual Fund Trust, 2905 Lucerne, Grand Rapids, Michigan 49546.

SHAREHOLDER REPORTS.

         The Fund will furnish, without charge, a copy of the Annual Report and the most recent Semi-Annual Report succeeding the Annual Report, if any, to shareholders upon request to the Fund at the address or telephone number on the cover page of this Proxy Statement.

ADDITIONAL INFORMATION.

     Management knows of no other matters which will be presented at the Special Meeting. If any such matter(s) should come before the meeting for stockholder action, it is intended that the persons indicated in the enclosed proxy, or their substitutes, will vote such proxy as instructed by the Board of Trustees.

     The costs of the meeting, including soliciting of proxies, will be borne by the Fund. Solicitation of proxies by mail may be supplemented, as necessary, be personal solicitation through trustees and officers of the Fund, some or all of whom may also be directors, officers, or employees of its investment adviser.


Ada, Michigan                                By Order of the Board of Trustees


August 10, 1999                              Allan D. Engel
                                             Secretary

                               AMWAY MUTUAL FUND

          Proxy for Special Meeting of Stockholders -- August 30, 1999
           This Proxy is Solicited on Behalf of the Board of Trustees

The undersigned hereby appoints James J. Rosloniec and Allan D. Engel, and each of them, as proxies, with the full power of substitution, to vote all shares of beneficial interest of Amway Mutual Fund, which the undersigned is entitled to vote at the Special Meeting of Shareholders, to be held August 30, 1999, and at any and all adjournments of such meeting, with all powers the undersigned would possess if personally present at such meeting.

This proxy will be voted as directed by the undersigned shareholder. Unless contrary direction is given this proxy will be voted for approval of proposals 1 through 7. In addition, this proxy will be voted at the discretion of the Board of Trustees upon any other matter as may properly come before the special meeting.

The undersigned hereby acknowledges receipt of the accompanying Notice of Special Meeting, the Proxy Statement dated August 10, 1999, and of the Annual Report for the year ended December 31, 1998. PLEASE SIGN AND RETURN THIS PROXY PROMPTLY, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. IF YOU DO ATTEND, AND DECIDE TO VOTE BY BALLOT, YOUR BALLOT WILL REVOKE AND SUPERSEDE THE PROXY.

PLEASE VOTE, DATE AND SIGN ON REVERSE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney or as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

HAS YOUR ADDRESS CHANGED?
_____________________________________
_____________________________________
_____________________________________

DO YOU HAVE ANY COMMENTS?
_____________________________________
_____________________________________
_____________________________________

/X/ PLEASE MARK VOTES
    AS IN THIS EXAMPLE

-------------------------------------------------
                 AMWAY MUTUAL FUND
-------------------------------------------------

                                                           For  Against  Abstain
1. Approval of a new Investment Advisory Contract
between the Fund and Activa Asset Management
LLC (the "New Adviser").                                   / /    / /     / /

2. Approval of a new Sub-Advisory Contract between
the Investment Adviser and ARK Asset Management
Company.                                                   / /    / /     / /

3. Approval of new fundamental investment restrictions.    / /    / /     / /

3A. Approval of the proposed restriction for the Fund
pertaining to Diversification of Investments.              / /    / /     / /

3B. Approval of the proposed restriction for the Fund
pertaining to borrowing.                                   / /    / /     / /

3C. Approval of the proposed restriction for the Fund
pertaining to investments in real estate.                  / /    / /     / /

3D. Approval of the proposed restriction for the Fund
pertaining to commodities.                                 / /    / /     / /

3E. Approval of the proposed restriction for the Fund
pertaining to lending.                                     / /    / /     / /

3F. Approval to reclassify as Non-fundamental certain of
the Fund's present Fundamental Restrictions.               / /    / /     / /

4. Approval of a proposal to permit the Investment
Advisor, in the future, to select and contract with
Sub-Advisers, for the Fund after obtaining the
approval of the Board of Trustees of the Fund, but
without obtaining shareholder approval.                    / /    / /     / /

5. Approval of an amendment to the Agreement and
Declaration of Trust of Amway Mutual Fund Trust to
provide for dollar-based voting rights.                    / /    / /     / /

6. Ratification of the selection of the Fund's
independent accountants.                                   / /    / /     / /

7. Such other matters as may properly come before
the meeting.                                               / /    / /     / /


Mark box at right if an address change or comment has been noted on the reverse side of this card.

CONTROL NUMBER:
RECORD DATE SHARES:




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